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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT



    We consent to the incorporation by reference in this pre-effective Amendment No. 1 to this Registration Statement No. 33-52663 of Southern California Gas Company on Form S-3 of our report dated January 31, 1994 appearing in the Annual Report on Form 10-K of Southern California Gas Company for the year ended December 31, 1993, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE



Los Angeles, California
April 8, 1994